Exhibit 99.1

        Schlotzsky's, Inc. Announces 2003 Third-Quarter Results

   AUSTIN, Texas--(BUSINESS WIRE)--Nov. 14, 2003--Schlotzsky's, Inc. (Nasdaq: BUNZ) today reported revenues of $13.8 million and a net loss of $2.8 million, or $(0.38) per diluted share, for the quarter ended September 30, 2003. This compares with revenues of $15.1 million and a net loss of $240,000, or $(0.03) per diluted share, during the same period in 2002. During the third quarter, the Company recognized approximately $3.2 million related to events arising in the third quarter. That amount includes $1.9 million for previously deferred costs associated with a proposed debt securities offering and approximately $500,000 in separation and salary costs resulting from its 29 percent reduction of corporate office staff in July. Additional reserves were taken against receivables and other items, and other expenses were associated with developing, implementing and testing of Concept 2005.
   The Company made payments of $1.6 million on a seller-financed note for the 2002 acquisition of development rights for a territory that includes much of Texas and all or part of 10 other states. Over the past 14 months, the Company has paid down the principal on the note by almost $5 million, from $23.3 million to $18.4 million, which officials characterized as an aggressive payment schedule. The Company continues to seek to refinance this debt, which matures in 2005, so that it can be amortized over a longer term. The payments on this purchase of development rights reduced the Company's liquidity position over the past 14 months, said officials.
   Today the Company is entering into a short-term loan for $2.5 million with John C. Wooley, the Company's president and chief executive officer, and Jeffrey J. Wooley, the Company's senior vice-president. These funds will be used to improve the Company's short-term liquidity while the Company continues to seek long-term financing.
   The Company expects to see improved performance in the fourth quarter due to the cuts in overhead, and will see the full benefits of these overhead cuts in 2004.
   Schlotzsky's expects to see additional benefits as franchise restaurants begin the re-imaging process and convert to an expanded menu with more healthy choices, and upgraded restaurant decor. Franchisees have reported increased excitement from customers towards the new sophisticated menu and enhanced restaurant atmosphere.
   After resuming its franchise sales and licensing program this past summer, the Company has seen significant increase in applications from prospective franchise owners. The Company expects to sign license agreements for several restaurants by the end of 2003.
   Schlotzsky's will conduct a conference call regarding information included in this press release and related matters at 9:30 a.m. CDT on Friday, November 14, 2003. The conference call will be available for analysts and institutional investors at 1-800-341-2312, PIN #3556. The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at www.cooldeli.com.
   Schlotzsky's, Inc., founded in Austin, Texas, in 1971, through its wholly-owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector. Our current menu features upscale made-to-order hot sandwiches and pizzas served on our proprietary buns and crusts, wraps, chips, salads, soups, fresh baked cookies and other desserts, and beverages. As of September 30, 2003, there were 583 Schlotzsky's(R) Deli restaurants open and operating in 37 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com or www.cooldeli.com for more information and e-coupons.
   This press release may contain statements deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. Any statements that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, new restaurant development, and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability of the Company or our franchisees to obtain adequate financing, increased competition within the restaurant industry, continued viability of restaurants during a weak economy, inability to sell restaurants, failure to adequately motivate franchisees to remodel and reimage their restaurants and to fully implement the enhanced menu, failure to successfully recruit multi-unit and single-unit franchisees, and stock volatility and illiquidity. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's most recent Form 10-K.


                  SCHLOTZSKY'S, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                   Three Months Ended           Nine Months Ended
               --------------------------- ---------------------------
               September 30, September 30, September 30, September 30,
                   2003          2002          2003          2002
                       (Unaudited)                 (Unaudited)
               --------------------------- ---------------------------

Revenues
  Royalties       $3,976,557   $4,984,274   $12,565,675   $15,368,072
  Franchise fees      16,665            -        19,998        62,000
  Developer fees      37,036       59,369       131,423       179,435
  Restaurant
   sales           7,937,396    7,934,927    23,550,234    24,075,180
  Brand
   contribution    1,600,807    1,820,224     4,960,869     5,694,381
  Other fees
   and revenue       281,034      294,307       713,073       862,986
               --------------------------- ------------- -------------
Total revenues    13,849,495   15,093,101    41,941,272    46,242,054
               --------------------------- ------------- -------------



Expenses
Service costs:
Royalties            606,787    1,008,337     1,937,696     3,249,705
Franchise fees             -            -             -        25,955
               --------------------------- ------------- -------------
                     606,787    1,008,337     1,937,696     3,275,660
               --------------------------- ------------- -------------

Restaurant
 operations:
Cost of sales      2,419,038    2,247,065     6,939,159     6,755,185
Personnel and
 benefits          3,458,048    3,305,235    10,268,276     9,767,124
Operating
 expenses          1,996,577    1,988,932     6,100,919     5,624,926
               --------------------------- ------------- -------------
                   7,873,663    7,541,232    23,308,354    22,147,235
               --------------------------- ------------- -------------

Loss on equity
 investment          320,786       58,624       471,629       136,918
               --------------------------- ------------- -------------
General and
 administrative    7,115,000    4,833,741    18,898,305    14,149,018
               --------------------------- ------------- -------------
Depreciation
 and
 amortization      1,271,385    1,273,342     3,803,386     3,443,073
               --------------------------- ------------- -------------
Total expenses    17,187,621   14,715,276    48,419,370    43,151,904
               --------------------------- ------------- -------------


Income (loss)
 from
 operations       (3,338,126)     377,825    (6,478,098)    3,090,150

Other
Interest income       53,444      119,195       260,701       431,257
Interest
 expense            (954,604)    (797,001)   (2,980,477)   (2,054,961)
               --------------------------- ------------- -------------

Income (loss)
 before income
 taxes            (4,239,286)    (299,981)   (9,197,874)    1,466,446

Provision
 (credit) for
 income taxes     (1,463,000)     (60,000)   (3,088,000)      590,000
               --------------------------- ------------- -------------

Net income
 (loss)           (2,776,286)   $(239,981)   (6,109,874)     $876,446
               =========================== ============= =============

Earnings per
 common share -
 basic                $(0.38)      $(0.03)       $(0.83)        $0.12
               =========================== ============= =============
Earnings per
 common share -
 diluted              $(0.38)      $(0.03)       $(0.83)        $0.12
               =========================== ============= =============




                         OTHER OPERATING DATA


Restaurants
 Open -
 Beginning of
 Period                  597          671           643           674
Openings During
 Period -
     New                   1            1             8             8
     Reopenings            1            2             3             8
               --------------------------- ------------- -------------
Total Openings             2            3            11            16
Closings During
 Period                  (16)         (16)          (71)          (32)
               --------------------------- ------------- -------------
Restaurants
 Open - End of
 Period                  583          658           583           658
               =========================== ============= =============

Systemwide
 Contractual
 Sales           $81,036,000  $97,987,000  $251,812,000  $300,833,000
Decrease in
 Systemwide
 Contractual
 Sales                (17.3%)       (7.7%)       (16.3%)        (6.9%)
Decrease in
 Same Store
 Contractual
 Sales                (10.6%)       (6.3%)       (11.3%)        (5.7%)
Average Weekly
 Contractual
 Sales               $10,570      $11,357       $10,579       $11,539
Decrease in
 Average Weekly
 Contractual
 Sales                 (6.9%)       (2.9%)        (8.3%)        (2.0%)

Note: Systemwide contractual sales, same store contractual sales and average weekly contractual sales are all based on contractual sales as defined in our Franchise Agreements and represent net sales under generally accepted accounting principles plus the amounts of any discounts for employee or manager meals. Contractual sales are used because these are the basis of our royalty income and are the only sales amounts reported by the franchisees.

    CONTACT: Schlotzsky's Inc., Austin
             Jessica Furlow, 512-236-3644